Exhibit 4.2
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY,” WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NATIONAL RETAIL PROPERTIES, INC.
5.125 % CONVERTIBLE SENIOR NOTES DUE 2028
CUSIP No.: 637417 AC0
ISIN: US637417AC02
$220,000,000
     National Retail Properties, Inc., a corporation organized under the laws of the state of Maryland (herein called the “Issuer,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of Two Hundred Twenty Million DOLLARS ($220,000,000), or such lesser amount as is set forth in the Schedule of Increases or Decreases in Notes on the other side of this Note, on June 15, 2028 at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, unless earlier (1) redeemed by the Issuer at its option or repurchased by the Issuer at the option of the Holder of this Note at certain times or (2) converted by the Holder of this Note, and to pay interest, semi-annually on June 15 and December 15 of each year, commencing June 15, 2008, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 5.125%, from the June 15 or December 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Notes, in which case from March 4, 2008 until payment of said principal sum has been made or duly provided for. The Issuer shall pay interest on any Notes in certificated form at its option by (1) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto to the address of such Person as it appears on the Security Register or (2) transfer to an account maintained by such Person located inside the United States.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash and, if applicable, shares of Common Stock, cash or a combination thereof, as the case may be, at the election of the Issuer, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.
     Dated: March 4, 2008

NATIONAL RETAIL PROPERTIES, INC.

By: Name:	Kevin B. Habicht
Title:	Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Notes described in the within-named Indenture.
     Dated: March 4, 2008

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

REVERSE SIDE OF NOTE
NATIONAL RETAIL PROPERTIES, INC.
5.125% CONVERTIBLE SENIOR NOTES DUE 2028
     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 5.125% Convertible Senior Notes due 2028 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of March 25, 1998 (herein called the “Original Indenture”) and supplemented by a Ninth Supplemental Indenture dated as of March 4, 2008 (herein called the “Ninth Supplemental Indenture”, and collectively herein called the “Indenture”), between the Issuer and U.S. Bank National Association (successor to Wachovia Bank, National Association (formerly First Union National Bank)), as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes. Defined terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.
     If an Event of Default occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, and, upon said declaration the same shall be immediately due and payable.
     The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 9.1 of the Original Indenture and Section 6.02 of the Ninth Supplemental Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default, subject to exceptions set forth in the Indenture.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Issuer and the Holder of the Notes, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.
     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
     The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000 at the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes. Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.
     The Issuer shall have the right to redeem the Notes under certain circumstances as set forth in Article 3 of the Ninth Supplemental Indenture.
     The Notes are not subject to redemption through the operation of any sinking fund.
     Upon the occurrence of a Fundamental Change, Holders of Notes shall have the right to require the Issuer to repurchase all or a portion of their Notes pursuant to Section 8.02 of the Ninth Supplemental Indenture.
     On each of June 17, 2013, June 15, 2018, and June 15, 2023, Holders of Notes shall have the right to require the Issuer to repurchase all or a portion of their Notes pursuant to Section 8.01(b) of the Ninth Supplemental Indenture.
     Subject to and in compliance with the provisions of the Indenture, the Holder hereof shall have the right to convert each $1,000 principal amount of this Note into cash and, if applicable, shares of Common Stock, cash or a combination thereof, as the case may be, at the election of the Issuer, with an aggregate value equal to the Conversion Obligation.
     In the event the Holder surrenders this Note for conversion in connection with a Fundamental Change occurring on or prior to June 17, 2013, the Issuer will increase the Conversion Rate by the Additional Shares as and when provided in the Indenture.
     As expressly provided in Section 1.13 of the Original Indenture, no recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in this Note, or because of any indebtedness evidenced thereby, shall be had against any past, present or future stockholder, employee, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the Holders and as part of the consideration for the issue of this Note.

ABBREVIATIONS
     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN-COM	as tenants in common	UNIF GIFT MIN ACT -
Custodian

TEN-ENT	as tenant by the entireties	(Cust) (Minor)

JT-TEN	as joint tenants with right of survivorship and not under Uniform Gifts to Minors Act

	as tenants in common	(State)
     Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO:	NATIONAL RETAIL PROPERTIES, INC. U.S. BANK NATIONAL ASSOCIATION, as Trustee
     The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into cash and, if applicable, shares of Common Stock, cash, or a combination thereof, as the case may be, at the election of the Issuer, in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock, if any, issuable and deliverable upon such exchange, together with any check in payment for cash, if any, payable upon exchange or for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.
Dated:

Signature(s)
Signature(s) must be guaranteed by an “eligible guarantor
institution” meeting the requirements of the Security
Registrar, which requirements include membership or
participation in the Security Transfer Agent Medallion
Program (“STAMP”) or such other “signature guarantee
program” as may be determined by the Security Registrar in
addition to, or in substitution for, STAMP, all in
accordance with the Securities Exchange Act of 1934, as
amended.

Signature Guarantee

     Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:
Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)
Principal amount to be exchanged
(if less than all):
$
Social Security or Other Taxpayer
Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

REPURCHASE NOTICE

TO:	NATIONAL RETAIL PROPERTIES, INC. U.S. BANK NATIONAL ASSOCIATION
     The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from National Retail Properties, Inc. (the “Issuer”) regarding the right of Holders to elect to require the Issuer to repurchase the Notes and requests and instructs the Issuer to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in cash, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Put Right Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Issuer as of the Put Right Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, pursuant to the terms and conditions specified in the Indenture.
     NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever. Note Certificate Number (if applicable):

     Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):
Social Security or Other Taxpayer Identification Number:
Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

ASSIGNMENT
     For value received                                                                hereby sell(s) assign(s) and transfer(s) unto                                                    (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                                                attorney to transfer said Note on the books of the Issuer, with full power of substitution in the premises.
Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee
NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN NOTE
     The initial principal amount of this Global Note is Two Hundred Twenty Million DOLLARS ($220,000,000). The following increases or decreases in part of this Note have been made:

	Amount of	Amount of	Principal
	Increase in	Decrease in	Amount of this
	Principal	Principal	Note following	Signature of
	Amount of	Amount of	such Increase	Authorized Officer
Date	this Note	this Note	or Decrease	or Trustee